EXHIBIT 23

                CONSENT OF INDEPENDENT ACCOUNTANTS
                ----------------------------------


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 333-34835 and No. 333-34835-01) of Price Development Company, Limited Partnership of our report dated February 4, 1998 appearing on page F-2 of this Form 8-K.





Price Waterhouse LLP
Salt Lake City, Utah
March 3, 1998